UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Synergy Pharmaceuticals Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Synergy Pharmaceuticals Inc.
420 Lexington Avenue, Suite 2012
New York, New York 10170

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2018

This supplement updates the Definitive Proxy Statement, dated April 20, 2018, previously furnished to stockholders of Synergy Pharmaceuticals Inc. in connection with the Annual Meeting of Stockholders of Synergy Pharmaceuticals Inc. to be held on June 12, 2018 (the “Annual Meeting”). Unless the context otherwise requires, references herein to “we”, “us”, “our” or the “Company” refer to Synergy Pharmaceuticals Inc., a Delaware corporation.

Appointment of Proxy Solicitor

We have retained D.F. King & Co., Inc. (“D.F. King”) to assist in soliciting proxies on our behalf in connection with the Annual Meeting. We have agreed to pay D.F. King a fee of $10,000 for these services, plus reimbursement for certain out-of-pocket expenses. We bear all proxy solicitation costs. If stockholders need assistance with casting or changing their vote, they should contact our proxy solicitor, D. F. King, at (212) 269-5550.

D.F. King & Co., Inc.
48 Wall Street, 22nd floor
New York, NY 10005
(800) 398-1247 (Toll-free)
(212) 269-5550 (call collect)
Email: SGYP@dfking.com

Important Information

This supplement should be read in conjunction with the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 20, 2018. To the extent that information in this supplement differs from or updates information contained in the Definitive Proxy Statement, the information in this supplement controls. The Definitive Proxy Statement is available to stockholders at http://www.pstvote.com/Synergy2018.

The date of this supplement to the Proxy Statement is May 15, 2018.